UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

BERRY PLASTICS GROUP, INC. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-35672 (Commission File Number)	20-5234618 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 3, 2013, Mr. Ronald S. Rolfe was appointed as a director of the Registrant and a member of the Registrant’s Audit Committee.  In accordance with the Registrant’s non-employee director compensation policy, Mr. Rolfe will receive compensation of $85,000 per year.  In addition, subject to the approval of the compensation committee and board of directors, Mr. Rolfe will be granted a vested option to purchase approximately 14,000 shares of common stock of the Registrant with an exercise price equal to the fair market value of such stock as of the date of such grant.

Mr. Rolfe will fill the seat on the board of directors vacated by Mr. Steven C. Graham, who tendered his resignation to the Registrant effective on October 3, 2013.

Item 9.01                                       Financial Statements and Exhibits.

(d)                                                   Exhibits

Exhibit No.	Description
99.1	Press Release issued by Berry Plastics Group, Inc., dated as of October 4, 2013.

                                                                                                                                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                           BERRY PLASTICS GROUP, INC.

Date:  October 4, 2013                                                                                               By:  /s/ Jason Greene
                                                                                                                                            Name:  Jason Greene
                                                                                                                                            Title:  Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Berry Plastics Group, Inc., dated as of October 4, 2013.